Exhibit 99.1

Hain Celestial Reports First Quarter Fiscal Year 2018 Financial Results

Net Sales Increased 4% to $708.3 Million

Gross Margin Increased 250 Basis Points to 18.6%;
Adjusted Gross Margin Increased 220 Basis Points to 19.1%

Operating Income Increased 129% to $31.5 Million;
Adjusted Operating Income Increased 46% to $39.7 Million

Diluted Earnings per Share (“EPS”) of $0.19; Adjusted Diluted EPS of $0.23

Reiterates Fiscal Year 2018 Guidance

Lake Success, NY, November 7, 2017 — The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the first quarter ended September 30, 2017.

“Our first quarter results were solid with improved net sales growth and profitability, meeting our expectations across our business segments,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Importantly, we are on track to build momentum throughout the year as our execution of Project Terra continues to drive incremental sales growth and margin improvement to deliver long-term sustainable stockholder value."

FINANCIAL HIGHLIGHTS1

First Quarter Results Summary

•
Net sales increased 4% to $708.3 million compared to the prior year period, or 3% on a constant currency basis, primarily reflecting double digit net sales increases from Canada and Europe and low single digit net sales increases from the United States, United Kingdom and Hain Pure Protein segments. Adjusted for both constant currency and acquisitions and divestitures, net sales increased 4%, compared to the prior year period.

•	Gross margin as a percentage of net sales of 18.6%; adjusted gross margin of 19.1%.

•	Operating income of $31.5 million; adjusted operating income of $39.7 million.

•	Net income of $19.8 million, an increase of 131% over the prior year period; adjusted net income of $23.7 million, an increase of 59% over the prior year period.

•	EBITDA increased 60% to $51.3 million compared to $32.2 million in the prior year period; adjusted EBITDA increased 30% to $59.5 million compared to $45.6 million in the prior year period.

•	EPS of $0.19 compared to $0.08 in the prior year period; adjusted EPS per diluted share of $0.23 compared to $0.14 in the prior year period.

_________________________

1This press release includes certain non-GAAP financial measures which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

FIRST QUARTER OPERATING SEGMENT HIGHLIGHTS

Hain Celestial United States
Net sales for Hain Celestial United States increased 4% to $263.7 million over the prior year period, reflecting growth from the Pure Personal Care, Better-for-You Baby, and Better-for-You Pantry platforms including Alba Botanica®, Jason®, Avalon Organics®, Live Clean®; Earth’s Best®; Spectrum® and Imagine® brands; partially offset by declines in Fresh Living with The Greek Gods® brand, Better-for-You-Snacking with Garden of Eatin’® brand and Tea with Celestial Seasonings® brand. The prior year first quarter results were also negatively impacted by inventory realignment at certain customers. Segment operating income was $20.9 million, an increase of 11% over the prior year period and adjusted operating income was $23.1 million, a decrease of 5% over the prior year period, driven primarily by higher marketing investments. The financial results for the current period as well as the prior year first quarter results excludes the United Kingdom operations of the Ella’s Kitchen® brand thereby eliminating net sales of approximately $23.1 million and $21.4 million, respectively as these net sales are now reported as part of the United Kingdom reportable segment.

Hain Celestial United Kingdom
Net sales for Hain Celestial United Kingdom increased 1% to $222.4 million over the prior year period, reflecting 8% growth from Tilda® and Ella’s Kitchen®, partially offset by a 1% decrease from Hain Daniels. Hain Daniels net sales, adjusted for both constant currency and acquisitions and divestitures, increased 2% over the prior year period, with strong brand performance from Hartley’s®, Linda McCartney’s®, New Covent Garden Soup Co.® and Sun-Pat® brands. Hain Celestial United Kingdom, on a consolidated basis, was up 4% over the prior year period in constant currency adjusted for acquisitions and divestitures. Segment operating income of $9.6 million increased 23% over the prior year period and adjusted operating income of $12.9 million increased 39% over the prior year period driven by strong contribution from the Hain Daniels brands. As discussed above, the financial results for the current period as well as the prior year first quarter results includes the United Kingdom operations of the Ella’s Kitchen® brand, which was previously reported as part of the United States reportable segment.

Hain Pure Protein
Net sales for Hain Pure Protein increased 2% to $119.1 million over the prior year period, reflecting a 6% increase from the combined FreeBird® and Plainville Farms® businesses while the Empire® Kosher business net sales declined 6% with more sales attributable in the prior year period due to the timing of the Jewish holidays. Segment operating income increased to $2.2 million from the prior year period loss of $1.0 million and adjusted operating income increased to $3.6 million from the prior year period loss of $1.0 million due to improvements in operating expenses across the business.

Rest of World
Net sales for Rest of World increased 14% to $103.1 million over the prior year period, or 9% on a constant currency basis driven by 13% growth from Hain Celestial Canada from Yves® Veggie Cuisine, Sensible Portions®, Live Clean® and Tilda® brands and 10% growth from Hain Celestial Europe from Danival® and Joya® brands and own label. Segment operating income increased over 77% to $9.0 million over the prior year period.

Fiscal Year 2018 Guidance

The Company reiterated its annual guidance for fiscal year 2018:

•	Net sales of $2.967 billion to $3.036 billion, an increase of approximately 4% to 6% as compared to fiscal year 2017.

•	Adjusted EBITDA of $350 million to $375 million, an increase of approximately 27% to 36% as compared to fiscal year 2017.

•	Adjusted earnings per diluted share of $1.63 to $1.80, an increase of approximately 34% to 48% as compared to fiscal year 2017.

Guidance, where adjusted, is provided on a non-GAAP basis, which excludes acquisition-related expenses, integration and restructuring charges, start-up costs, unrealized net foreign currency gains or losses, accounting review costs and other non-recurring items that have been or may be incurred during the Company’s fiscal year 2018, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions.

The Company has not reconciled its expected adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per share under “Fiscal Year 2018 Guidance” because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Effective July 1, 2017, due to changes to the Company’s internal management and reporting structure the United Kingdom operations of the Ella’s Kitchen® brand, which was previously included within the United States reportable segment, is included in the United Kingdom reportable segment. The prior period segment information contained below has been adjusted to reflect the Company’s new operating and reporting structure.

(unaudited and dollars in thousands)	United States	United Kingdom	Hain Pure Protein	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 9/30/17	$263,659	$222,445	$119,057	$103,115	$—	$708,276
Net sales - Three months ended 9/30/16	$254,232	$220,151	$116,669	$90,412	$—	$681,464
% change - FY'18 net sales vs. FY'17 net sales	3.7%	1.0%	2.0%	14.1%		3.9%

OPERATING INCOME
Three months ended 9/30/17
Operating income	$20,861	$9,601	$2,242	$8,997	$(10,218)	$31,483
Non-GAAP Adjustments [1]	$2,283	$3,335	$1,342	$—	$1,256	$8,216
Adjusted operating income	$23,144	$12,936	$3,584	$8,997	$(8,962)	$39,699
Adjusted operating income margin	8.8%	5.8%	3.0%	8.7%		5.6%

Three months ended 9/30/16
Operating income	$18,794	$7,819	$(1,018)	$5,055	$(16,899)	$13,751
Non-GAAP Adjustments [1]	$5,526	$1,503	$—	$—	$6,421	$13,450
Adjusted operating income	$24,320	$9,322	$(1,018)	$5,055	$(10,478)	$27,201
Adjusted operating income margin	9.6%	4.2%	(0.9)%	5.6%		4.0%

(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

Webcasts and Upcoming Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. The events will be webcast and be available under the Investor Relations section of the Company's website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi's Organic Bakery®, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean™, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, Joya®, Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical facts. You can also identify forward-looking statements by discussions of the Project Terra strategic initiatives and our future performance and results of operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to (i) the Company’s guidance for Fiscal Year 2018; (ii) the Company’s ability to improve results throughout the fiscal year; and (iii) the Company’s ability to execute Project Terra initiatives to drive incremental sales growth and margin improvement to deliver long-term sustainable stockholder value; and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our quarterly reports. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of foreign currency, net sales adjusted for the impact of foreign currency and acquisitions and divestitures, adjusted operating income, adjusted gross margin, adjusted earnings per diluted share, EBITDA, adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended September 30, 2017 and 2016 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. For the three months ended September 30, 2017 and 2016, operating free cash flow was calculated as follows:

	Three Months Ended
	9/30/2017	9/30/2016
	(unaudited and dollars in thousands)
Cash flow (used in) provided by operating activities	$(19,438)	$12,819
Purchases of property, plant and equipment	(14,913)	(14,553)
Operating free cash flow	$(34,351)	$(1,734)

The Company’s operating cash flow was negative $19.4 million for the three months ended September 30, 2017, a decrease of $32.3 million from the three months ended September 30, 2016. The Company’s operating free cash flow was negative $34.4 million for the three months ended September 30, 2017, compared to negative $1.7 million for the three months ended September 30, 2016. The decrease in operating free cash flow was primarily attributable to an increase in inventories and accounts receivables.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on year-to-year comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company also provides net sales adjusted for both constant currency and acquisitions and divestitures to understand the growth rate of net sales excluding the impact of constant currency as well as acquisitions and divestitures. Our management believes net sales adjusted for both constant currency and acquisitions and divestitures is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in earnings of equity method investees, stock based compensation expense, and unrealized currency gains.  Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items.  The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three months ended September 30, 2017 and 2016, EBITDA and adjusted EBITDA was calculated as follows:

	3 Months Ended
	9/30/2017	9/30/2016
	(unaudited and dollars in thousands)
Net Income	$19,846	$8,604
Income taxes	8,470	762
Interest expense, net	5,620	4,354
Depreciation and amortization	17,626	17,220
Equity in net income of equity-method investees	(11)	(184)
Stock based compensation expense	3,164	2,704
Unrealized currency gains	(3,419)	(1,293)
EBITDA	51,296	32,167

Acquisition related expenses, restructuring and integration charges, and other	5,846	1,408
Losses on terminated chilled desserts contract	1,472	—
U.K. and HPP start-up costs	1,083	—
Co-packer disruption	1,173	—
SKU Rationalization	—	5,199
U.K. deferred synergies due to CMA Board decision	—	471
Accounting review costs, net of insurance proceeds	(1,358)	5,960
Recall and other related costs	—	412
Adjusted EBITDA	$59,512	$45,617

Contact:
James Langrock/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2017	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$126,787	$146,992
Accounts receivable, net	272,341	248,436
Inventories	484,792	427,308
Prepaid expenses and other current assets	60,976	52,045
Total current assets	944,896	874,781

Property, plant and equipment, net	380,478	370,511
Goodwill	1,073,681	1,059,981
Trademarks and other intangible assets, net	578,419	573,268
Investments and joint ventures	19,109	18,998
Other assets	35,264	33,565
Total assets	$3,031,847	$2,931,104

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$247,321	$222,136
Accrued expenses and other current liabilities	111,746	108,514
Current portion of long-term debt	18,231	9,844
Total current liabilities	377,298	340,494

Long-term debt, less current portion	746,392	740,304
Deferred income taxes	124,166	121,475
Other noncurrent liabilities	16,460	15,999
Total liabilities	1,264,316	1,218,272

Stockholders' equity:
Common stock	1,081	1,080
Additional paid-in capital	1,140,887	1,137,724
Retained earnings	888,668	868,822
Accumulated other comprehensive loss	(161,692)	(195,479)
	1,868,944	1,812,147
Treasury stock	(101,413)	(99,315)
Total stockholders' equity	1,767,531	1,712,832
Total liabilities and stockholders' equity	$3,031,847	$2,931,104

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2017	2016

Net sales	$708,276	$681,464
Cost of sales	576,673	571,597
Gross profit	131,603	109,867

Selling, general and administrative expenses	90,721	84,967
Amortization of acquired intangibles	4,911	4,728
Acquisition related expenses, restructuring and integration charges	5,846	461
Accounting review costs, net of insurance proceeds	(1,358)	5,960
Operating income	31,483	13,751

Interest expense and other financing expenses, net	6,315	5,081
Other (income)/expense, net	(3,137)	(512)
Income before income taxes and equity in net income of equity-method investees	28,305	9,182

Provision for income taxes	8,470	762
Equity in net income of equity-method investees	(11)	(184)
Net income	$19,846	$8,604

Net income per common share:
Basic	$0.19	$0.08
Diluted	$0.19	$0.08

Shares used in the calculation of net income per common share:
Basic	103,709	103,468
Diluted	104,476	104,206

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2017 GAAP	Adjustments	2017 Adjusted	2016 GAAP	Adjustments	2016 Adjusted

Net sales	$708,276	$—	$708,276	$681,464	$—	$681,464
Cost of sales	576,673	(3,728)	572,945	571,597	(5,570)	566,027
Gross Margin	131,603	3,728	135,331	109,867	5,570	115,437
Operating expenses (a)	95,632	—	95,632	89,695	(1,459)	88,236
Acquisition related expenses, restructuring and integration charges	5,846	(5,846)	—	461	(461)	—
Accounting review costs, net of insurance proceeds	(1,358)	1,358	—	5,960	(5,960)	—
Operating Income	31,483	8,216	39,699	13,751	13,450	27,201
Interest and other expenses (income), net (b)	3,178	3,420	6,598	4,569	1,293	5,862
Provision for income taxes	8,470	972	9,442	762	5,856	6,618
Net income	19,846	3,824	23,670	8,604	6,301	14,906
Earnings per share - diluted	0.19	0.04	0.23	0.08	0.06	0.14

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses
(b) Interest and other expenses, net include interest and other financing expenses, net and other (income)/expense, net

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

Detail of Adjustments:

	Three Months Ended September 30,
	2017	2016

Losses on terminated chilled desserts contract	$1,472	$—
SKU rationalization	—	5,199
Recall and other related costs	—	183
U.K. deferred synergies due to CMA Board decision	—	188
Co-packer disruption	1,173	—
U.K. and HPP start-up costs	1,083	—
Cost of sales	3,728	5,570

Gross Margin	3,728	5,570

U.K. deferred synergies due to CMA Board decision	—	283
Recall and other related costs	—	229
Severance related costs	—	947
Operating expenses (a)	—	1,459

Acquisition related expenses, restructuring and integration charges	5,846	461
Acquisition related expenses, restructuring and integration charges	5,846	461

Accounting review costs, net of insurance proceeds	(1,358)	5,960
Accounting review costs, net of insurance proceeds	(1,358)	5,960

Operating income	8,216	13,450

Unrealized currency gains	(3,420)	(1,293)
Interest and other expenses (income), net (b)	(3,420)	(1,293)

Income tax related adjustments	(972)	(5,856)
Provision for income taxes	(972)	(5,856)

Net income	$3,824	$6,301

(a) Operating expenses include amortization of acquired intangibles and selling, general, and administrative expenses
(b) Interest and other expenses (income), net includes interest and other financing expenses, net and other (income)/expense, net

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 9/30/17	$708,276	$222,445	$103,115
Impact of foreign currency exchange	(4,143)	33	(4,177)
Net sales on a constant currency basis - Three months ended 9/30/17	$704,133	$222,478	$98,938

Net sales - Three months ended 9/30/16	$681,464	$220,151	$90,412
Net sales growth on a constant currency basis	3.3%	1.1%	9.4%

Net Sales Growth at Constant Currency and Adjusted for Acquisitions/Divestitures

	Hain Consolidated	United Kingdom
Net sales on a constant currency basis - Three months ended 9/30/17	$704,133	$222,478

Net sales - Three months ended 9/30/16	$681,464	$220,151
Acquisitions	1,780	1,525
Divestitures	(8,732)	(6,968)
Net sales on a constant currency basis adjusted for acquisitions and divestitures - Three months ended 9/30/16	$674,512	$214,708
Net sales growth on a constant currency basis adjusted for acquisitions and divestitures	4.4%	3.6%

	Hain Daniels
Net sales growth - Three months ended 9/30/17	(1.4)%
Impact of foreign currency exchange	—%
Impact of acquisitions	(0.9)%
Impact of divestitures	4.3%
Net sales growth on a constant currency basis adjusted for acquisitions and divestitures - Three months ended 9/30/17	2.0%